Exhibit 99.3

LDI Holding Company, LLC (formerly Leehar Distributors, Inc.)

Consolidated Financial Statements
As of September 30, 2017 and December 31, 2016 and for the Nine-month Period Ended September 30, 2017

Financial Statements
For the Nine-month Period Ended September 30, 2016

The report accompanying these financial statements was issued by

BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of

BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Consolidated Financial Statements

As of September 30, 2017 and December 31, 2016 and

for the Nine-month Period Ended September 30, 2017

Financial Statements

For the Nine-month Period Ended September 30, 2016

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Contents

Financial Statements

Balance Sheets	4-5

Statements of Operations	6

Statements of Changes in Members’ (Stockholders’) Equity	7

Statements of Cash Flows	8

Notes to Financial Statements	9-20

Financial Statements

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Balance Sheets

	September 30,	December 31,
	2017	2016

Assets

Current Assets
Cash	$40,191,873	$5,870,402
Accounts receivable	29,431,265	24,618,726
Rebates receivable	5,489,772	29,086,000
Inventory	2,525,046	2,036,774
Prepaid expenses	660,519	434,097
Due from related parties	5,008	6,699
Total Current Assets	78,303,483	62,052,698

Property and Equipment, Net	2,413,894	2,451,504

Trademark	24,918,000	24,918,000

Customer Relationships	109,853,373	119,941,250

Goodwill	78,146,376	78,146,376

Deposits	147,863	47,997

Total Assets	$293,782,989	$287,557,825

The accompanying notes are an integral part of these financial statements.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Balance Sheets (Continued)

	September 30,	December 31,
	2017	2016

Liabilities and Members’ Equity

Current Liabilities
Accounts payable	$6,433,929	$6,581,760
Pharmacies payable	11,244,749	11,026,750
Accrued rebates payable	21,441,602	16,339,505
Accrued expenses	3,192,167	2,391,323
Current portion of long-term debt	800,000	800,000
Total Current Liabilities	43,112,447	37,139,338

Long-Term Liabilities
Long-term debt, less current portion	106,755,150	112,066,300
Other long-term liabilities	750,000	1,125,000
Total Long-Term Liabilities	107,505,150	113,191,300

Members’ Equity	143,165,392	137,227,187

Total Liabilities and Members’ Equity	$293,782,989	$287,557,825

The accompanying notes are an integral part of these financial statements.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Statements of Operations

	(Successor)	(Predecessor)
	Period from	Period from
	January 1, 2017	January 1, 2016
	to September 30,	to September 30,
	2017	2016

Revenues	$295,846,420	$263,617,243

Cost of Revenues	260,211,230	235,363,056

Gross Profit	35,635,190	28,254,187

Operating Expenses	19,263,237	6,778,760

Operating Income	16,371,953	21,475,427

Other Expense (Income)
Interest expense	6,692,799	—
Other, net	(39,026)	(15,533)

Total Other Expense (Income)	6,653,773	(15,533)

Net Income	$9,718,180	$21,490,960

The accompanying notes are an integral part of these financial statements.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Statements of Changes in Members’ (Stockholders’) Equity

Predecessor

Period from January 1, 2016 to September 30, 2016

	Common Stock				Additional		Total
	Voting		Non-Voting		Paid-In	Retained	Members’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance, January 1, 2016	3,000	$—	27,000	$—	$336,844	$26,664,827	$27,001,671

Net income in 2016	—	—	—	—	—	21,490,960	21,490,960
Distributions to stockholders	—	—	—	—	—	(15,110,000)	(15,110,000)

Balance, September 30, 2016	3,000	$—	27,000	$—	$336,844	$33,045,787	$33,382,631

Successor

Period from January 1, 2017 to September 30, 2017

			Total
	Class A	Undistributed	Members’
	Units	Loss	Equity
Balance, January 1, 2017	$147,874,194	$(10,647,007)	$137,227,187

Member contributions	500,000	—	500,000
Distributions to members	—	(4,450,000)	(4,450,000)
Equity-based compensation expense	170,025	—	170,025
Net income	—	9,718,180	9,718,180

Balance, September 30, 2017	$148,544,219	$(5,378,827)	$143,165,392

The accompanying notes are an integral part of these financial statements.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Statements of Cash Flows

	(Successor)	(Predecessor)
	Period from	Period from
	January 1, 2017	January 1, 2016
	to September 30,	to September 30,
	2017	2016

Cash Flows From Operating Activities
Net income	$9,718,180	$21,490,960
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,990,981	796,055
Gain on disposal of property and equipment	(10,920)	—
Compensation expense related to unit incentive plan	170,025	—
Decrease (increase) in assets:
Accounts receivable	(4,812,539)	(3,323,673)
Rebates receivable	23,596,228	(2,896,762)
Inventory	(488,272)	(162,950)
Prepaid expenses	(226,422)	(57,023)
Due from related parties	1,691	(86,404)
Deposits	(99,866)	—
Increase (decrease) in liabilities:
Accounts payable	(147,831)	(4,310,054)
Pharmacies payable	217,999	(64,730)
Accrued rebates payable	5,102,097	2,018,746
Accrued expenses	800,844	70,288
Due to related parties	—	(59,530)
Deferred rent	—	(38,270)
Other liabilities	(375,000)	1,089,807
Deferred compensation	—	(53,836)
Net Cash Provided By Operating Activities	44,437,195	14,412,624

Cash Flows From Investing Activities
Capital expenditures	(515,724)	(85,817)
Net Cash Used By Investing Activities	(515,724)	(85,817)

Cash Flows From Financing Activities
Members contributions	500,000	—
Cash distributions to members/stockholders	(4,450,000)	(15,110,000)
Repayments on long-term debt	(5,650,000)	—
Net Cash Used By Financing Activities	(9,600,000)	(15,110,000)

Net Increase (Decrease) In Cash	34,321,471	(783,193)

Cash, Beginning of period	5,870,402	17,450,821

Cash, End of period	$40,191,873	$16,667,628

The accompanying notes are an integral part of these financial statements.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

1.   Organization and Nature of Operations

Operations

LDI Holding Company, LLC (“LLC”, “Hold Co”, or “Successor Company”) was formed on August 17, 2016 (“date of inception”) as a Delaware limited liability company to acquire the assets of Leehar Distributors, Inc. (“Inc.” or “Predecessor Company”). Hold Co, formerly Inc. (collectively, the “Company”) operates primarily in the St. Louis Metropolitan Area. The Company is engaged in the business of pharmaceutical benefits management and domestic mail order pharmaceutical sales. In the normal course of business, the Company extends credit to its customers.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s operations and financial position. These reviewed financial statements should be read in conjunction with the audited financial statements and related notes as of December 31, 2016 and for the periods from January 1, 2016 to October 31, 2016 (Predecessor) and August 17, 2016 to December 31, 2016 (Successor).

The financial information of the Successor Company and Predecessor Company may not be directly comparable due to the change in basis of presentation resulting from the application of purchase accounting to the November 1, 2016 acquisition of Inc. and resulting impact on operating results after that date (Note 4). The financial statements of the Successor Company are consolidated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Cash

The Company maintains balances at a bank in amounts that, at times, exceed the Federal Deposit Insurance Corporation insurance limits. The Company has never experienced any losses in such accounts.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Accounts not paid within 30 days of the invoice date are considered past due. The Company provides for probable uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. The Company has not recorded an allowance for doubtful accounts at September 30, 2017 and December 31, 2016.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

Rebate Accounting

The Company receives rebates from pharmaceutical manufacturers related to the purchase of drugs, a portion of which, depending on contract terms, are paid back to its customers. Rebates earned for the period January 1, 2017 to September 30, 2017 were $46,898,119. Rebates earned for the period from January 1, 2016 to September 30, 2016 were $33,939,001. Rebates earned are recorded as a reduction of cost of revenues in the statements of operations.

The amount of rebates due back to customers for the period January 1, 2017 to September 30, 2017 was $25,061,569. The amount of rebates due back to customers for the period from January 1, 2016 to September 30, 2016 was $17,874,535. Rebates due back to customers are recorded as a reduction of revenues in the statements of operations. The Company records rebates receivable from the manufacturer and payable to the clients when prescriptions covered under contractual agreements with the manufacturers are dispensed. Rebates receivable at period end dates are estimated based on actual claims data provided by the Company’s third party aggregator. The portion of rebates payable back to the Company’s clients are estimated based upon historical and/or anticipated sharing percentages.

Inventory

Inventory is comprised of pharmaceutical products purchased for ultimate sale to the Company’s customers. Inventory is stated at the lower of cost or market, with cost determined using the first-in, first-out method.

Property and Equipment

Property and equipment are carried at cost, less accumulated depreciation and amortization using the straight-line method. Expenditures for maintenance and repairs are charged to operations as incurred, while renewals and betterments, which extend the useful lives of the assets, are capitalized. Upon retirement or disposal, the costs of the assets and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in earnings. Depreciation is computed over the following estimated useful lives:

Vehicles, furniture, computers and equipment	3 - 7 years
Leasehold improvements	Shorter of lease term or asset life

Management evaluates the recoverability of the investment in property and equipment whenever events or changes in circumstances indicate that the Company may not be able to recover the asset’s carrying amount. Primary indicators of impairment include significant declines in the operating results or an expectation that a long-lived asset may be disposed of before the end of its useful life. The Company measures the recoverability of assets to be held and used by a comparison of the carrying amount of the asset, or group of assets, to the net estimated future cash flows to be generated by the asset or asset group. At September 30, 2017 and December 31, 2016, management did not consider its property and equipment to be impaired.

Trademark

The trademark was fair valued in connection with the acquisition of Inc. on November 1, 2016 and has been assigned an indefinite life. The trademark has a carrying amount of $24,918,000 and is

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

subject to impairment testing at least annually. There was no impairment of the Company’s trademark as of September 30, 2017 and December 31, 2016.

Customer Relationships

The customer relationships were fair valued in connection with the acquisition of Inc. on November 1, 2016 and are being amortized on an accelerated basis over 20 years. The accelerated model used by the Company matches amortization expense to expected cash flows from these customer relationships in future periods.

Debt Financing Costs

During 2016, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2015-03, Imputation of Interest, under which debt financing costs are reported in the balance sheet as a direct reduction from the face amount of long-term debt and are amortized as interest expense over the term of the underlying debt. The Company uses the straight-line method to amortize debt financing costs, which is materially equivalent to the effective interest rate method.

Goodwill

Goodwill represents the excess of costs over fair value of the assets of businesses acquired. Goodwill is not amortized, but instead is tested, at least annually at December 31, to determine if certain circumstances indicate a possible impairment may exist. Recoverability of goodwill is measured by comparing the fair value of the reporting unit to its carrying value, including goodwill. If the fair value of the goodwill is less than the carrying value, the difference is recognized as impairment and the carrying value is reduced accordingly.

The Company previously elected the alternative treatment for amortizing goodwill using the straight-line method over its estimated useful life not to exceed 10 years in accordance with FASB Accounting Standards Codification (“ASC”) 350, Intangibles- Goodwill and Other. This election also permitted the Company to present customer related intangibles as part of goodwill. However, as described in Note 3, this election was reversed, customer relationships have been identified as a separate intangible asset, and no goodwill amortization has been recorded in the accompanying consolidated financial statements.

Other Long-term Liabilities

Inc. entered into a prime vendor agreement, which was acquired by LLC, in March 2016 and expires in March 2019. The agreement provided a one-time upfront purchase discount totaling $1,500,000. FASB ASC 605-50-25 requires purchase discounts to be recognized as reductions in costs of sales based on a systematic and rational allocation of the consideration received and the underlying purchase agreement. The purchase agreement requires minimum monthly purchases over a specified period of 36 months (qualified monthly purchases must be equal to or exceed $8,500,000 and the generic purchase of merchandise purchased through the prime vendor’s generic programs must be equal to or exceed 7% of total mail order drug purchases). The Company recognizes the reductions in costs of sales on a straight-line basis over the term of the agreement. Reductions in costs of sales totaled $376,879 during the period from January 1, 2017 to September 30, 2017. Reductions in costs of sales totaled $258,479 during the period from March 2016 to September 30, 2016. The unamortized value of this purchase discount totaled $750,000 and $1,125,000 at

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

September 30, 2017 and December 31, 2016, respectively, and is included in other long-term liabilities on the balance sheet.

Fair Value Measurements

FASB ASC 820-10 establishes a framework for measuring fair value. This framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under FASB ASC 820-10 are described below:

Level 1                                Inputs to the valuation methodology are quoted prices in active markets for identical investments as of the reporting date,

Level 2                                Inputs to the valuation methodology other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and the fair value can be determined through the use of models of other valuation methodologies, and

Level 3                                Inputs to the valuation methodology are unobservable inputs in situations where there is little or no market activity for the asset or liability and the reporting entity makes estimates and assumptions relating to the pricing of the asset or liability, including assumptions regarding risk.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The carrying amount of the following financial instruments approximates fair value because of the short-term maturity of these instruments: accounts receivable, rebates receivable, accounts payable, pharmacies payable, accrued rebates payable, and accrued expenses. The carrying amount of the Company’s long-term debt approximates fair value as the note bears interest at a current market rate for debt with a similar maturity.

Revenue Recognition

The Company fills pharmaceutical prescriptions through mail-order, processes claims for prescriptions filled by retail pharmacies in its network, and provides retail pharmacy benefit management services for employer healthcare plans.

Revenues from dispensing pharmaceuticals through mail-order are recognized when pharmaceuticals are shipped. Revenues related to prescriptions filled by retail pharmacies and retail pharmacy benefit management services provided are recognized when prescription claims are processed.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

Revenues related to the distribution of prescription drugs by retail pharmacies in the Company’s network represent the prescription price (ingredient cost plus dispensing fee) negotiated by the Company’s clients, plus any associated administrative fees. These revenues are recognized when the claim is processed. The Company independently has a contractual obligation to pay the network pharmacy providers for benefits provided to the clients’ members. As such, the Company acts as a principal in the arrangement and includes the total prescription price as revenue in accordance with U.S. GAAP. The primary indicators of gross treatment are present. When a prescription is presented by a member to a retail pharmacy within the Company’s network, the Company is solely responsible for confirming member eligibility, performing drug utilization review, reviewing for drug-to-drug interactions, performing clinical intervention, which may involve a call to the member’s physician, communicating plan provisions to the pharmacy, directing payment to the pharmacy and billing the client for the amount it is contractually obligated to pay the Company for the prescription dispensed, as specified within the client contracts. The Company also provides benefit design and formulary consultation services to clients. The Company has separately negotiated contractual relationships with clients and with network pharmacies, and under the contracts with pharmacies the Company generally assumes the credit risk of the clients’ ability to pay for drugs dispensed by these pharmacies to clients’ members. The Company, not its clients, is obligated to pay the retail pharmacies within the network the contractually agreed upon amount for the prescription dispensed, as specified within the provider contracts. These factors indicate that the Company is a principal as defined by U.S. GAAP and, as such, the Company records the total prescription price contracted with clients in revenue. Revenues generated from prescriptions filled by retail pharmacies totaled $158,753,266 and $143,167,404 for the periods January to September 30, 2017 and 2016, respectively. In retail pharmacy transactions, amounts paid to pharmacies and amounts charged to clients are always exclusive of the applicable co-payment. Retail pharmacy co-payments, which the Company instructs retail pharmacies to collect from members, are included in revenues and cost of revenues. Retail pharmacy co-payments included in revenues and cost of revenues totaled $36,099,040 and $34,706,183 for the periods January to September 30, 2017 and 2016, respectively.

Shipping and Handling Costs

Shipping and handling costs for the period from January 1, 2017 to September 30, 2017 were $1,274,855. Shipping and handling costs for the period from January 1, 2016 to September 30, 2016 were $1,184,703. Shipping and handling costs are included in cost of revenues in the statements of operations.

Sales Taxes

The Company collects from its customers the sales taxes imposed on its sales by the states in which it does business and remits these taxes to the states. The Company records sales tax on a net basis in the statements of operations.

Advertising

The Company expenses the costs of advertising when incurred. Advertising expense for the period from January 1, 2017 to September 30, 2017 was $29,712. Advertising expense for the period from January 1, 2016 to September 30, 2016 was $46,052. Advertising expense is included in operating expenses in the statements of operations.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

Income Taxes

The Successor Company is a limited liability company. Limited liability companies operate under sections of federal and state income tax laws which provide that, in lieu of company-level income taxes, the members separately account for their pro rata shares, as allocated in accordance with the members’ operating agreement, of items of income, deductions, losses and credits. Inc. was previously organized as an S corporation under the provisions of the Internal Revenue Code. As an S

Corporation, Inc. was generally not subject to income taxes. Instead, stockholders were individually liable for income taxes on their respective shares of the Company’s taxable income. Accordingly, a provision for income taxes has not been included in these financial statements.

The Company follows FASB ASC 740-10, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how an organization should measure, recognize, present, and disclose in its financial statements uncertain tax positions that an organization has taken or expects to take on a tax return. Management annually reviews its tax positions and has determined that there are no material uncertain tax positions that require recognition in the financial statements as of September 30, 2017 and December 31, 2016.

The Company files income tax returns with the U.S. federal government and with various state and local governments. The Company is currently subject to U.S. federal, state, and local income tax examinations by tax authorities for jurisdictions in which the Company has filed tax returns for subsequent to December 31, 2014.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which established a comprehensive revenue recognition standard for virtually all industries under U.S. GAAP, including those that previously followed industry specific guidance such as real estate, construction and software industries. The revenue standard’s core principle is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled. To accomplish this objective, the standard requires five basic steps: i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The statement is effective for private entities for annual periods beginning after December 15, 2018. The Company has substantially completed its evaluation and determined that the impact of ASU 2014-09 on its financial statements will not be significant.

In February 2016, the FASB issued ASU 2016-02, Leases. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for private entities for annual periods beginning after December 15, 2019. The Company is in the process of evaluating the potential impact of ASU 2016-02 on its financial statements and has not yet determined the method by which the standard will be adopted in 2020.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

Subsequent Events

Management has evaluated subsequent events through March 5, 2018, the date the financial statements were available to be issued. On December 20, 2017, LLC was acquired by Diplomat Pharmacy, Inc. for a combination of cash and stock consideration totaling $595 million.

3. Changes in Accounting Policies

In connection with preparation of these financial statements, the Company changed its accounting policies related to its accounting for goodwill and business combinations. These accounting policy changes resulted in the reversal of amortization expense previously recorded on goodwill under Accounting Standards Update No. 2014-02, Accounting for Goodwill, a consensus of the Private Company Council,  and also resulted in the Successor Company recognizing an intangible asset for customer relationships in purchase accounting on November 1, 2016 under the provisions of FASB ASC 350 and 805 which unwound the accounting previously applied under Accounting Standards Update No. 2014-18, Accounting for Identifiable Assets in a Business Combination.

4. Business Acquisitions

On November 1, 2016, LLC acquired all of the assets and liabilities of Inc., a Missouri corporation d/b/a LDI Integrated Pharmacy Services, engaged in the business of supplying mail-order pharmaceuticals and providing retail pharmacy benefit management services for employer healthcare plans for cash consideration of $247,960,345 (the “Acquisition”). The Company recorded a working capital receivable due from the sellers of $891,791 in Accounts Receivable at December 31, 2016 with a corresponding reduction to goodwill. This reduction to goodwill is reflected in the allocation of the purchase price included in the table below. The Acquisition is treated as a business combination in accordance with ASC 805, Business Combinations. Accordingly, financial results prior to November 1, 2016 relate to the Predecessor Company and results subsequent thereto pertain to the Successor Company.

Costs related to the Acquisition, which included legal, accounting, and other professional service fees, in the amount of $11,542,070 were charged directly to operations and were reported in the successor company’s financial statements.

The following table summarizes the net assets acquired (at fair value):

Accounts receivable	(a)	$26,304,590
Rebates receivable	(a)	27,562,161
Inventory	(b)	2,419,135
Prepaid expenses	(a)	353,112
Due from related parties		6,787
Property and equipment	(c)	2,493,763
Trademark	(d)	24,918,000
Goodwill	(e)	78,146,376
Customer relationships	(f)	122,183,000
Deposits		47,997
		284,434,921

Accounts payable	(a)	(8,294,405)
Pharmacies payable	(a)	(12,525,344)
Accrued rebates payable	(a)	(13,690,426)
Accrued expenses	(a)	(1,647,859)
Other long-term liabilities		(1,208,333)
Net assets acquired		$247,068,554

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

(a)         Working capital accounts recorded at fair value in connection with the Acquisition.

(b)         Inventory recorded at fair value at date of acquisition includes a step-up of $162,451.

(c)          Property and equipment were recorded at their estimated fair values at date of acquisition.

(d)         The trademark was recorded at fair value as of the date of acquisition using the relief from royalty method, which is an income approach method based on cash flow projections and assumptions of future operations.

(e)          Goodwill reflects the amount of consideration paid in excess of the fair value of identifiable assets and liabilities acquired.

(f)           Customer relationship intangibles were recorded at fair value as of the date of acquisition using the multi-period excess earnings method, which is an income approach method based on cash flow projections and assumptions of future operations.

5.   Accounts Receivable

Accounts receivable consist of the following:

	September 30,	December 31,
	2017	2016

Trade receivables	$29,376,806	$24,483,510
Co-pay receivables	54,459	39,642
Miscellaneous receivables	—	95,574

	$29,431,265	$24,618,726

6.   Property and Equipment, Net

Property and equipment, net consists of the following:

	September 30,	December 31,
	2017	2016

Vehicles	$6,849	$6,849
Furniture, computers and equipment	1,655,051	1,162,174
Leasehold Improvements	1,405,277	1,405,277
	3,067,177	2,574,300
Less accumulated depreciation and amortization	653,283	122,796

	$2,413,894	$2,451,504

Depreciation expense for the period from January 1, 2017 to September 30, 2017 was $564,254. Depreciation expense for the period from January 1, 2016 to September 30, 2016 was $605,555.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

7. Customer Relationships

The carrying value of customer relationships was $122,183,000 at September 30, 2017 and December 31, 2016 and the related accumulated amortization was $12,329,627 and $2,241,750 at September 30, 2017 and December 31, 2016, respectively.

Future estimated aggregate amortization expense is as follows:

Years Ending December 31,

2017 (remaining three months)	$3,362,626
2018	11,955,794
2019	10,804,784
2020	9,848,183
2021	9,053,978
Thereafter	64,828,008

$109,853,373

Amortization expense related to customer relationship intangible assets was $10,087,877 and $190,500 for the periods January 1, 2017 to September 30, 2017 and January 1, 2016 to September 30, 2016, respectively.

8. Long-Term Debt

Long-term debt consists of the following:

	September 30,	December 31,
	2017	2016

Revolving line of credit with a maximum balance of $15,000,000 at December 31, 2016; Expires November 1, 2021. Interest is payable monthly at the base rate plus applicable margin (LIBOR + 4.75% - floor of 5.75% at December 31, 2016).	—	$5,000,000
Bank term loan, payable in quarterly principal installments of $200,000 with the remaining principal due November 1, 2022; interest payable quarterly at LIBOR plus the applicable margin, as defined (LIBOR + 4.75% - floor of 5.75% at December 31, 2016).	$79,400,000	80,000,000
Subordinated senior debt payable to members; interest at 12% - 11% per annum, payable quarterly in cash arrears plus 1% per annum, payable quarterly in cash or accrued as principal; due May 1, 2023.	30,000,000	30,050,000

	109,400,000	115,050,000
Less current maturities	800,000	800,000
Less unamortized debt financing costs	1,844,850	2,183,700

	$106,755,150	$112,066,300

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

Successor Company

The Company maintains financing agreements with banks consisting of a revolving line of credit and a secured term loan. The loan agreement requires the Company to pay a percentage fee for the unused portion of the revolving credit commitment, subject to certain criteria defined in the loan agreement. Total fees charged during the period from January 1, 2017 to September 30, 2017 were $21,346 and are included in interest expense in the statements of operations. Outstanding borrowings on the revolving line of credit totaled $0 and $5,000,000 at September 30, 2017 and December 31, 2016, respectively.

In addition, the Company has outstanding subordinated notes totaling $30,000,000 and $30,050,000, inclusive of capitalized interest, at September 30, 2017 and December 31, 2016, respectively. The notes are subordinate to the bank financing agreements.

Both the bank and subordinated debt are subject to certain financial covenants. These covenants include a maximum total leverage ratio and a minimum ratio of fixed charges. The Company was in compliance with these covenants at September 30, 2017 and December 31, 2016. All of the loans are collateralized by substantially all of the assets of Hold Co.

The scheduled maturities of long-term debt and unamortized debt financing costs as of September 30, 2017 are as follows:

Years Ending December 31,	Principal	Unamortized Debt Financing Costs

2017 (remaining three months)	$200,000	$38,070
2018	800,000	375,033
2019	800,000	373,157
2020	800,000	371,292
2021	800,000	369,436
Thereafter	106,000,000	317,862

	$109,400,000	$1,844,850

Amortization expense from debt financing costs totaling $338,850 is included in interest expense in the statements of operations for the period from January 1, 2017 to September 30, 2017.

Predecessor Company

The Company had a revolving line of credit loan for borrowings up to the calculated borrowing base not to exceed $4,500,000. Interest was calculated quarterly and payable monthly and accrued at a rate per annum equal to LIBOR plus a percentage varying from 2.25% to 3.00% based up on the ratio of total funded debt to earnings before income taxes, depreciation and amortization. The Company had no borrowings outstanding under this line of credit for the period January 1, 2016 to September 30, 2016.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

9.   Members’ Equity

Hold Co’s LLC Agreement authorizes 6,720,455 Class B-1 Units, 6,720,455 Class B-2 Units and 6,720,455 Class B-3 Units for issuance under an equity incentive plan. At September 30, 2017, 4,200,284 Class B-1 Units, 4,200,284 Class B-2 Units and 4,200,284 Class B-3 Units had been issued to members of LLC’s management. All Class B-1, B-2 and B-3 Units were issued on November 1, 2016. The fair values of the Class B-1, Class B-2 and Class B-3 Units issued were $685,338, $593,001 and $324,766, respectively. Class B-1 Units time vest over five years or upon a liquidity event or series of liquidity events which result in Hold Co receiving proceeds greater than 2 times the aggregate Class A contribution amounts (“Class B 2x Performance Hurdle”). Class B-2 Units vest upon achievement of the Class B 2x Performance Hurdle. Class B-3 Units vest upon a liquidity event or series of liquidity events which result in Hold Co receiving proceeds greater than 3 times the aggregate Class A contribution amounts. Compensation expense recorded for the Class B-1 units was $170,025 for the period from January 1, 2017 to September 30, 2017 and is included in operating expenses in the statements of operations. No compensation expense was recorded for Class B-2 or Class B-3 Units as a liquidity event was not deemed probable as of September 30, 2017.

10. Operating Lease Commitments

The Company leases space for its mail order pharmacy and corporate office employees in St. Louis, Missouri.  Total future minimum rental payments required under this non-cancellable operating lease with terms greater than one year as of September 30, 2017 are as follows:

Years Ended December 31,

2017 (remaining three months)	$167,001
2018	695,986
2019	712,582
2020	729,821
2021	746,738
Thereafter	505,201

$3,557,329

Under this lease agreement, in addition to the base rent above, the Company pays additional rent as a percentage of the utilities, real estate taxes, and maintenance costs for the office and retail pharmacy facilities exceeding a base year amount. Rent expense for the period from January 1, 2017 to September 30, 2017 was $456,683. Rent expense for the period from January 1, 2016 to September 30, 2016 was $476,259. Rent expense is included in cost of sales and operating expenses in the statements of operations.

11. Related Party Transactions

At September 30, 2017 and December 31, 2016, the Company had amounts due from related parties of $5,008 and $6,699, respectively, bearing interest at rates ranging from 1.65% to 2.0% per annum. Interest income relating to these receivables for the period from January 1, 2017 to September 30, 2017 was $90. Interest income relating to these receivables for the period from January 1, 2016 to September 30, 2016 was $1,244.

LDI Holding Company, LLC

(formerly Leehar Distributors, Inc.)

Notes to Financial Statements

12. Employee Benefit Plan

The Company sponsors a 401(k) savings plan, which allows employees with at least one month of service to make tax deferred contributions at a percentage of an employee’s compensation up to a maximum amount allowed under IRS guidelines. The plan provides for Company matching of employee contributions up to 4% of compensation. Employees are immediately vested in the matching contributions. Company contributions to the plan for the period from January 1, 2017 to September 30, 2017 were $190,252. Company contributions to the Plan for the period from January 1, 2016 to September 30, 2016 were $172,969. These contributions to the plan are included in cost of sales and operating expenses on the statements of operations.

13. Collective Bargaining Agreement

Pharmacy technicians and call center employees are subject to a collective bargaining agreement. The agreement expires in December 2018. Employees subject to the collective bargaining agreement receive most of the same benefits as all other employees and also have guaranteed pay increases. Thirty-one and thirty-five percent of the Company’s employees, respectively, were subject to the collective bargaining agreement at September 30, 2017 and December 31, 2016.

14. Concentrations

The Company has one major customer who accounted for 19% of the Company’s total revenues for the period from January 1, 2017 to September 30, 2017. The same customer accounted for 20% of the Company’s total revenues for the period from January 1, 2016 to September 30, 2016. Aggregate accounts receivable due from this customer are approximately 19% and 12% of the Company’s total trade accounts receivable at September 30, 2017 and December 31, 2016, respectively.

For the period from January 1, 2017 to September 30, 2017, one vendor supplied approximately 76% of the Company’s total inventory purchases. The same vendor supplied approximately 71% of the Company’s total inventory purchases for the period from January 1, 2016 to September 30, 2016. Aggregate accounts payable due to this vendor were approximately 91% and 82% of the Company’s total trade accounts payable at September 30, 2017 and December 31, 2016, respectively. Management does not believe these concentrations to represent significant risks to the business.

15. Contingencies

The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material effect on the financial condition or results of operations of the Company.